Exhibit 99.19
                                POWER OF ATTORNEY



         Each of the undersigned Trustees and Officers of LEAHI INVESTMENT TRUST (the "Trust") hereby appoints RONALD E. KENT, DIANNE J. QUALTROUGH, and SULLIVAN & WORCESTER (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute and to file any document relating to the Trust's Registration Statement on Form N-1A under the Investment Company Act of 1940 and under the Securities Act of 1933, including any and all amendments thereto, covering the registration and the sales of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders or rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned Trustees and Officers hereby execute this Power of Attorney as of this AUGUST 10, 1995.


/s/ Ronald E. Kent                        /s/ Ernest W. Albrecht
Ronald E. Kent                            Ernest W. Albrecht, Trustee
Trustee and Principal
Chairman


/s/ Gail Ann Chew                          /s/ Kim F. Scoggins
Gail Ann Chew, Trustee                     Kim F. Scoggins, Trustee



/s/ Karen T. Nakamura                      /s/ Dianne J. Qualtrough
Karen T. Nakamura, Trustee                 Dianne J. Qualtrough
                                           Trustee and Principal,
                                           President


/s/ David M. Walker
David M. Walker, Trustee